Exhibit 11.3

Consent of Independent Registered Public Accounting Firm

Vocodia Holdings Corp
Boca Raton, FL

We hereby consent to the inclusion in this Registration Statement on Form 1-A/A of our report dated June 17, 2025, relating to the financial statements of Vocodia Holdings Corp for to the year ended December 31, 2024. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Pipara & Co LLP

Delhi, India

July 17, 2025